Confidential – For Discussion Purposes
PROJECT CYPRESS
Go-Shop Review
May 24, 2010
DRAFT
*** Portions of this exhibit have been
omitted pursuant to a request for
confidential treatment, such material
has been filed separately with the
SEC. The symbol [***] in this exhibit
indicates that the information has been
ommitted.
Exhibit (c)(viii)

GO-SHOP PROCESS
Contact or re-contact potential buyers
– All contacts through Stephens
– All incoming inquiries through Stephens
Distribute confidentiality agreements to new parties
– Negotiate requested changes to the Confidentiality Agreement
– Finalize Confidentiality Agreement prior to delivery of any confidential material
Stephens to coordinate information flow to interested parties
– Manage data room access and distribution of other materials
– Schedule conference calls and management presentations
– Respond to inquiries
Bidders submit initial indications of interest
– Valuation and terms
– Financing
– Contingencies
– Timing and additional due diligence required
In the event potentially superior proposals are received, Stephens to coordinate more detailed due diligence
– Site visits
– Third party due diligence reviews
– Receive more definitive letter(s) of intent
Review proposals and select best offer to move forward towards closing a transaction

FINANCIAL SPONSORS

Firms Previously Contacted Additional Financial Sponsors
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STRATEGIC BUYERS
Oilfield Services Environmental Services Other Potential Buyers
[***] [***] [***]
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KELLY HART & HALLMAN – HYPOTHETICAL SCHEDULE

Date Event
June 1, 2010 Special Committee receives opinion of financial advisor and a review of the transaction from counsel.
Special Committee formulates recommendation and delivers recommendation to the Board of Directors.
Board of Directors considers recommendation of Special Committee and chooses appropriate course of action.
If the Board approves the transaction, the Board will sign definitive agreements, file a Form 8-K to announce the transaction and commence the 30-business day go-shop period.
June 2, 2010 through
July 14, 2010
Continue go-shop process by contacting potentially interested parties, executing confidentiality agreements and providing access to the company’s virtual data room.
Coordinate due diligence and management presentations with interested parties.
Receive indications of interest, negotiate definitive agreements, if necessary.
June 2, 2010 Begin drafting preliminary proxy materials and Schedule 13E-3 filings.
June 28, 2010 File preliminary proxy materials and other documents with the SEC.
July 15, 2010 Go-shop period ended; negotiation with third party bidders already active in process may continue, but no new solicitations are permitted.
Subject to certain restrictions, the company can respond to unsolicited bidders after the go-shop period.
August 2, 2010 Receive SEC comments on preliminary proxy materials and Schedule 13E-3.
Begin to prepare response to SEC comments.
August 9, 2010 Submit response to SEC comments previously received.
- Bank holiday
May-2010 Jun-2010 Jul-2010 Aug-2010
S M T W T F S S M T W T F S S M T W T F S S M T W T F S
1 1 2 3 4 5 1 2 3 1 2 3 4 5 6 7
2 3 4 5 6 7 8 6 7 8 9 10 11 12 4 5 6 7 8 9 10 8 9 10 11 12 13 14
9 10 11 12 13 14 15 13 14 15 16 17 18 19 11 12 13 14 15 16 17 15 16 17 18 19 20 21
16 17 18 19 20 21 22 20 21 22 23 24 25 26 18 19 20 21 22 23 24 22 23 24 25 26 27 28
23 24 25 26 27 28 29 27 28 29 30 25 26 27 28 29 30 31 29 30 31
30 31
* Schedule Assumes a June 1, 2010 “Start” Date.

KELLY HART & HALLMAN – HYPOTHETICAL SCHEDULE (CONTINUED)

Date Event
August 16, 2010 (Estimated) Following discussions with the SEC and responding to comments, clean proxy statement and Schedule 13E-3 filing with SEC.
August 19, 2010 Print and mail proxy statement to shareholders and allow 35 days for solicitation of shareholders.
September 22, 2010 Hold shareholder meeting and close transaction.
December 1, 2010 Merger agreement Drop Dead Date, in the event the transaction hasn’t already closed.
Jun-2010 Jul-2010 Aug-2010 Sep-2010
S M T W T F S S M T W T F S S M T W T F S S M T W T F S
1 2 3 4 5 1 2 3 1 2 3 4 5 6 7 1 2 3 4
6 7 8 9 10 11 12 4 5 6 7 8 9 10 8 9 10 11 12 13 14 5 6 7 8 9 10 11
13 14 15 16 17 18 19 11 12 13 14 15 16 17 15 16 17 18 19 20 21 12 13 14 15 16 17 18
20 21 22 23 24 25 26 18 19 20 21 22 23 24 22 23 24 25 26 27 28 19 20 21 22 23 24 25
27 28 29 30 25 26 27 28 29 30 31 29 30 31 26 27 28 29 30
- Bank holiday
* Schedule Assumes a June 1, 2010 “Start” Date.